UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

675 Almanor Ave Sunnydale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared By:

Amarantus Bioscience

675 Almanor Ave

Sunnyvale, CA 94085

P: (408) 737-2734

F: (408) 852-4427

www.Amarantus.com

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the possible benefits of MANF therapeutic applications and/or advantages presented by Amarantus’ PhenoGuard technology, as well as statements about expectations, plans and prospects of the development of Amarantus’ new product candidates. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the risks that the anticipated benefits of the therapeutic drug candidates or discovery platforms, as well as the risks, uncertainties and assumptions relating to the development of Amarantus’ new product receivable in candidates, and in other filings Amarantus periodically makes with the U.S. Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements and Amarantus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation.

Section 8 – Other Events

Item 8.01. Other Events.

On March 6-7, Amarantus Bioscience (“Amarantus” or the “Company”) made a joint presentation with Banyan Biomarkers (“Banyan”) at the 3rd Annual Traumatic Brain Injury Conference detailing the results of scientific research evaluating the therapeutic potential of the Company’s lead drug candidate MANF in Banyan’s cell culture testing system of apoptotic and necrotic cell death which mimcs traumatic brain injury. The abstract presented is attached hereto.

Section 9-Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Abstract from Poster presentation session made by Amarantus Bioscience, Inc. and Banyan Biomarkers, Inc. at the 3rd Annual Traumatic Brain Injury Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE, INC.

By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong Title: Chief Executive Officer

Date: March 8, 2013